Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2025, relating to the consolidated financial statements of Plus Therapeutics, Inc. (the Company), which is included in the Registration Statement on Form S-1 (No. 333-292637). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, P.C.
Austin, Texas

January 13, 2026